Exhibit 99.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Longs Drug Stores Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)                                     the Quarterly Report on Form 10-Q of the Company for the quarterly period ended May 1, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 16, 2003	/s/ Warren F. Bryant
Warren F. Bryant
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Longs Drug Stores Corporation and will be retained by Longs Drug Stores Corporation and furnished to the Securities and Exchange Commission or its staff upon request.